UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2010

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 15, 2010, the board of directors and shareholders of TA Therapeutics, Ltd. (“TAT”), the majority-owned subsidiary in Hong Kong and joint venture of Geron Corporation (the “Company”) with Biotechnology Research Corporation (“BRC”), a subsidiary of the Hong Kong University of Science and Technology, approved the decision to commence a voluntary winding up of TAT.  The remaining assets of TAT will be fully absorbed by the Company.

Formed in 2005 to conduct research and commercially develop products that utilize telomerase activator drugs to restore the regenerative and functional capacity of cells in various organ systems that have been impacted by senescence, injury or chronic disease, TAT was initially formed as a 50/50 joint venture between the Company and BRC.  In 2007, the joint venture was restructured to provide the Company with 75% equity and voting interest and BRC with 25% equity and voting interest in TAT.

In connection with the winding up of TAT, all intellectual property of TAT will be assigned to the Company. BRC will be entitled to receive royalties on future sales of products covered by the TAT intellectual property up to an amount equal to 150% of its original capital contributions to TAT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	July 15, 2010	By:	/s/ David L. Greenwood
David L. Greenwood
Executive Vice President and Chief Financial Officer